Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces First Quarter 2025 Earnings; Increases Quarterly Dividend

Indiana, PA, April 29, 2025 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the first quarter of 2025.

Financial Summary

(dollars in thousands,	For the Three Months Ended
except per share data)	March 31,	December 31,	March 31,
	2025	2024	2024
Reported Results
Net income	$32,696	$35,849	$37,549
Diluted earnings per share	$0.32	$0.35	$0.37
Return on average assets	1.14%	1.23%	1.31%
Return on average equity	9.28%	10.16%	11.40%

Operating Results (non-GAAP)(1)
Core net income	$32,779	$36,067	$37,639
Core diluted earnings per share	$0.32	$0.35	$0.37
Core pre-tax pre-provision net revenue	$46,879	$51,388	$50,833
Provision expense	$5,736	$6,490	$4,238
Net charge-offs	$3,098	$13,691	$4,302
Reserve build/(release)(2)	$1,025	$(7,206)	$1,380
Core return on average assets (ROAA)	1.14%	1.23%	1.31%
Core pre-tax pre-provision ROAA	1.63%	1.76%	1.77%
Return on average tangible common equity	13.02%	14.40%	16.51%
Core return on average tangible common equity	13.05%	14.48%	16.54%
Core efficiency ratio	59.08%	56.07%	55.05%
Net interest margin (FTE)	3.62%	3.54%	3.52%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
First Quarter 2025 Highlights
Financial results
▪GAAP Net income of $32.7 million and diluted earnings per share totaled $0.32, a decrease of $3.2 million, or $0.03 per share from the prior quarter and a decrease of $4.9 million, or $0.05 per share from first quarter of 2024.
▪Core pre-tax pre-provision net revenue (PPNR)(1) totaled $46.9 million, a decrease of $4.5 million from the prior quarter and a decrease of $4.0 million from the first quarter of 2025. The decrease from the prior quarter was primarily as a result of a $2.8 million decrease in noninterest income

▪End of period loans increased $99.0 million, or 4.4% annualized from the previous quarter, driven by a $121.4 million increase in commercial loans offset by a $22.4 million decrease in consumer loans
•Average loans increased $34.8 million, or 1.6% annualized from the previous quarter
▪End of period deposits increased $183.6 million, or 7.7% annualized from the previous quarter, including a $214.8 million increase in savings deposits and a $24.2 million increase in noninterest bearing deposits, which together offset a $27.9 million decrease in time deposits and a $27.5 million decrease in interest-bearing demand deposits
•Average deposits increased $58.8 million, or 2.5% annualized from the previous quarter
▪The loan-to-deposit ratio decreased 73 basis points to 92.6% in the first quarter of 2025
▪Net interest income (FTE) of $95.9 million increased $0.4 million from the previous quarter and increased $3.2 million from the first quarter of 2024
▪Noninterest income of $22.5 million decreased $2.8 million from the previous quarter due, in part, to a $1.0 million decrease in gain on sale of Small Business Administration (“SBA”) loans
▪Noninterest expense (excluding merger-related expense) of $71.1 million increased $2.1 million from the previous quarter, due primarily to a $2.4 million increase in salaries and benefits
▪Tangible book value per share increased $0.40, or 16.3% annualized from the previous quarter
•Total shareholders’ equity increased $41.9 million from the previous quarter, due in part to a $21.3 million decrease in unrealized losses in accumulated other comprehensive income (AOCI) from the previous quarter
•AOCI as a percentage of tangible common equity decreased 240 basis points to 7.63% in the first quarter of 2025
Profitability
▪The net interest margin of 3.62% increased 8 basis points compared to the prior quarter and increased 10 basis points from the first quarter of 2024
▪The core efficiency ratio(1) increased by 301 basis points to 59.08% compared to the prior quarter
▪The core ROAA decreased 9 basis points to 1.14% compared to the prior quarter
▪Core pre-tax pre-provision ROAA(1) of 1.63% for the quarter ended March 31, 2025
Strong capital positions
▪On April 29, 2025, the Board of Directors authorized a 3.9% increase in the quarterly cash dividend to shareholders
▪The Bank-level Total Capital Ratio is 13.6%, which represents $342.0 million in excess capital above the regulatory “well capitalized” requirement of 6.5%
▪There were no shares repurchased in the first quarter of 2025. The remaining capacity under the current program was $6.7 million as of March 31, 2025
Asset quality
▪The total provision for credit losses was $5.7 million, a decrease of $0.8 million from the previous quarter.
▪Reserve build/(release)(2) was $1.0 million, which resulted in reserves to total loans of 1.32%, which is unchanged from the previous quarter
▪Nonperforming loans of $59.4 million decreased $2.1 million from the previous quarter
▪Net charge-offs on loans totaled $3.1 million, a decrease of $10.6 million from the prior quarter; the prior quarter included approximately $8.0 million of net charge-offs for loans specifically reserved for in previous quarters
•Net charge-offs as a percentage of average loans outstanding (annualized) was 0.14% in the first quarter of 2025, a decrease of 46 basis points from the previous quarter

Franchise Growth
▪The company has received all required shareholder and regulatory approvals for its previously announced acquisition of CenterGroup Financial. This acquisition is expected to be completed on April 30, 2025.
"We are pleased to report a strong start to 2025, with robust growth in the first quarter. Our annualized loan growth of 4.4% reflects good momentum in our commercial lending and indirect auto businesses, while end of period deposits increased by an impressive 7.7% annualized from the prior quarter,” stated T. Michael Price, President and Chief Executive Officer. “As we look ahead, I am thrilled to welcome CenterBank’s employees and customers to the First Commonwealth family, with the acquisition set to close in the coming weeks. This strategic expansion strengthens our presence in Cincinnati and enhances our ability to deliver exceptional financial solutions across these markets."
Earnings
Net income for the first quarter of 2025 was $32.7 million, or $0.32 per share, compared to $35.8 million, or $0.35 per share in the fourth quarter of 2024 and $37.5 million, or $0.37 per share for the first quarter of 2024.
Net Interest Income and Net Interest Margin
Net interest income (FTE) of $95.9 million increased $0.4 million from the previous quarter and increased $3.2 million from the prior year quarter. The increase from the prior quarter was primarily due to a $34.8 million increase in average loans combined with expansion of the net interest margin (NIM).
The NIM for the first quarter of 2025 was 3.62% as compared to 3.54% in the prior quarter and 3.52% in the year ago quarter. The increase from the prior quarter was primarily due to a 10 basis point decrease in the cost of funds that was only partially offset by a 5 basis point decrease in the yield on loans.
Total average deposits grew $58.8 million in the first quarter of 2025 as compared to the previous quarter. Average interest-bearing demand and savings deposits grew $66.1 million and total time deposits increased $33.2 million from the prior quarter. The increase in interest bearing deposits was partially offset by a $40.5 million decrease in average noninterest-bearing deposits.
End of period deposits increased $183.6 million, or 7.7% annualized from the previous quarter, including a $214.8 million increase in savings deposits and a $24.2 million increase in noninterest bearing deposits, which together offset a $27.9 million decrease in time deposits and a $27.5 million decrease in interest-bearing demand deposits.
Asset Quality
Provision for credit losses totaled $5.7 million in the first quarter of 2025 as compared to $6.5 million in the previous quarter. The decrease from the previous quarter was primarily driven by a $10.6 million decrease in net charge-offs. Net charge-offs in the previous quarter included $8.0 million of loans specifically provided for in prior quarters.
The allowance for credit losses (ACL) as a percentage of end-of-period loans was 1.32% in the first quarter which was unchanged from the previous quarter.
At March 31, 2025, nonperforming loans totaled $59.4 million as compared to $61.5 million in the prior quarter and $42.4 million in the first quarter of 2024.
Nonperforming loans represented 0.65% of total loans as of March 31, 2025 as compared to 0.68% and 0.47% for the periods ended December 31, 2024 and March 31, 2024, respectively.
At March 31, 2025, criticized loans totaled $190.5 million, a decrease of $33.7 million from the previous quarter.
During the first quarter of 2025, net charge-offs were $3.1 million, compared to $13.7 million in the prior quarter and $4.3 million in the first quarter of 2024. Net charge-offs in the previous quarter were primarily driven by acquired loans, of which $8.0 million were specifically reserved for in prior periods.
Net charge-offs were 0.14%, 0.61% and 0.19% of average loans (annualized) for the periods ended March 31, 2025, December 31, 2024 and March 31, 2024, respectively.

Noninterest Income and Noninterest Expense
Noninterest income totaled $22.5 million for the first quarter of 2025, as compared to $25.3 million for the fourth quarter of 2024 and $24.0 million for the first quarter of 2024. There were no material securities gains during the current or comparable quarters.
The $2.8 million decrease from the previous quarter was primarily driven by a $1.4 million gain on a limited partnership and donation of a branch facility in the previous quarter, a $1.0 million decrease in gain on sale of SBA loans and seasonally lower fees due to the number of days in the quarter.
Noninterest expense (excluding merger-related) totaled $71.1 million for the first quarter of 2025, as compared to $69.0 million for the fourth quarter of 2024 and $65.5 million for the first quarter of 2024. The $2.1 million increase from the previous quarter was primarily the result of a $2.4 million increase in salaries and benefits and a $1.0 million increase in occupancy expense due to a $0.7 million increase in snow removal expense. Contributing to the higher salary expense in 2025 was a $1.8 million increase in incentive expense, of which $1.5 million was attributed to finalizing payments related to prior year volumes and performance.
The core efficiency ratio was 59.08% during the first quarter of 2025 as compared to 56.07% in the previous quarter and 55.05% in the first quarter of 2024.
Full time equivalent staff was 1,538, 1,512 and 1,465 at March 31, 2025, December 31, 2024 and March 31, 2024, respectively.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.135 per share, which represents a 3.9% increase from the previous quarter. The cash dividend is payable on May 23, 2025 to shareholders of record as of May 9, 2025. This dividend represents a 3.5% projected annual yield utilizing the April 28, 2025 closing market price of $15.31.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at March 31, 2025 were 14.7%, 12.9%, 10.7% and 12.2% respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the first quarter of 2025 on Wednesday, April 30, 2025 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the company’s web.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 125 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to:

(1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6) political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
SUMMARY RESULTS OF OPERATIONS
Net interest income	$95,522	$95,081	$92,304
Provision for credit losses	5,736	6,490	4,238
Noninterest income	22,502	25,335	23,988
Noninterest expense	71,250	69,304	65,573
Net income	32,696	35,849	37,549
Core net income (5)	32,779	36,067	37,639
Earnings per common share (diluted)	$0.32	$0.35	$0.37
Core earnings per common share (diluted) (6)	$0.32	$0.35	$0.37
KEY FINANCIAL RATIOS
Return on average assets	1.14%	1.23%	1.31%
Core return on average assets (7)	1.14%	1.23%	1.31%
Return on average assets, pre-provision, pre-tax	1.62%	1.75%	1.77%
Core return on average assets, pre-provision, pre-tax	1.63%	1.76%	1.77%
Return on average shareholders' equity	9.28%	10.16%	11.40%
Return on average tangible common equity (8)	13.02%	14.40%	16.51%
Core return on average tangible common equity (9)	13.05%	14.48%	16.54%
Core efficiency ratio (2)(10)	59.08%	56.07%	55.05%
Net interest margin (FTE) (1)	3.62%	3.54%	3.52%

Book value per common share	$14.20	$13.81	$13.03
Tangible book value per common share (11)	10.44	10.04	9.26
Market value per common share	15.54	16.92	13.92
Cash dividends declared per common share	0.130	0.130	0.125
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.65%	0.68%	0.47%
Nonperforming assets as a percent of total assets (3)	0.52%	0.55%	0.38%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.14%	0.61%	0.19%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	201.89%	193.48%	280.59%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.32%	1.32%	1.32%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.3%	12.1%	11.4%
Tangible common equity as a percent of tangible assets (12)	9.3%	9.1%	8.4%
Leverage Ratio	10.7%	10.6%	10.2%
Risk Based Capital - Tier I	12.9%	12.9%	12.2%
Risk Based Capital - Total	14.7%	14.6%	14.3%
Common Equity - Tier I	12.2%	12.1%	11.4%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
INCOME STATEMENT
Interest income	$147,128	$149,996	$145,462
Interest expense	51,606	54,915	53,158
Net Interest Income	95,522	95,081	92,304
Provision for credit losses	5,736	6,490	4,238
Net Interest Income after Provision for Credit Losses	89,786	88,591	88,066
Net securities (losses) gains	(5,142)	1	—
Gain on sale of VISA	5,146	—	—
Trust income	3,022	3,031	2,727
Service charges on deposit accounts	5,438	5,749	5,383
Insurance and retail brokerage commissions	3,170	2,654	2,651
Income from bank owned life insurance	1,502	1,418	1,294
Gain on sale of mortgage loans	1,387	1,645	1,328
Gain on sale of other loans and assets	1,388	3,076	2,051
Card-related interchange income	3,654	3,923	6,690
Derivative mark-to-market	(153)	95	12
Swap fee income	835	797	—
Other income	2,255	2,946	1,852
Total Noninterest Income	22,502	25,335	23,988
Salaries and employee benefits	40,415	38,025	35,324
Net occupancy	5,729	4,769	5,334
Furniture and equipment	4,193	4,360	4,480
Data processing	3,817	4,039	3,824
Pennsylvania shares tax	1,337	1,968	1,202
Advertising and promotion	1,372	1,358	1,319
Intangible amortization	1,131	1,368	1,264
Other professional fees and services	1,620	1,557	1,242
FDIC insurance	1,379	1,436	1,613
Litigation and operational losses	793	920	997
Loss on sale or write-down of assets	215	99	143
Merger and acquisition	109	277	114
Other operating expenses	9,140	9,128	8,717
Total Noninterest Expense	71,250	69,304	65,573
Income before Income Taxes	41,038	44,622	46,481
Income tax provision	8,342	8,773	8,932
Net Income	$32,696	$35,849	$37,549

Shares Outstanding at End of Period	101,927,219	101,758,450	102,303,974
Average Shares Outstanding Assuming Dilution	101,859,825	101,963,018	102,198,899

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	March 31,	December 31,	March 31,
	2025	2024	2024
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$118,792	$105,051	$77,179
Interest-bearing bank deposits	22,566	28,358	233,188
Securities available for sale, at fair value	1,186,438	1,178,577	1,049,108
Securities held to maturity, at amortized cost	519,029	405,639	464,708
Loans held for sale	41,587	51,991	31,895

Loans and leases	9,093,140	8,983,754	8,999,870
Allowance for credit losses	(119,931)	(118,906)	(119,098)
Net loans and leases	8,973,209	8,864,848	8,880,772

Goodwill and other intangibles	382,514	383,352	385,745
Other assets	542,263	567,120	571,813
Total Assets	$11,786,398	$11,584,936	$11,694,408

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,273,858	$2,249,615	$2,334,495

Interest-bearing demand deposits	661,094	688,596	637,908
Savings deposits	5,204,179	4,989,342	4,999,822
Time deposits	1,722,526	1,750,466	1,474,178
Total interest-bearing deposits	7,587,799	7,428,404	7,111,908

Total deposits	9,861,657	9,678,019	9,446,403

Short-term borrowings	77,515	80,139	546,541
Long-term borrowings	262,679	262,985	186,490
Total borrowings	340,194	343,124	733,031

Other liabilities	137,496	158,628	182,254
Shareholders' equity	1,447,051	1,405,165	1,332,720
Total Liabilities and Shareholders' Equity	$11,786,398	$11,584,936	$11,694,408

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	Yield/	December 31,	Yield/	March 31,	Yield/
	2025	Rate	2024	Rate	2024	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$9,068,872	5.92%	$9,034,096	5.97%	$8,998,649	5.95%
Interest bearing bank deposits	76,836	4.72%	58,469	5.22%	112,436	5.63%
Securities (FTE)(1)	1,600,047	3.58%	1,620,823	3.43%	1,472,237	3.05%
Total Interest-Earning Assets (FTE) (1)	10,745,755	5.57%	10,713,388	5.58%	10,583,322	5.54%
Noninterest-earning assets	934,933		912,328		938,121
Total Assets	$11,680,688		$11,625,716		$11,521,443

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,769,898	2.13%	$5,703,763	2.22%	$5,554,656	2.11%
Time deposits	1,763,492	4.07%	1,730,251	4.32%	1,386,959	4.21%
Short-term borrowings	50,725	2.88%	98,113	4.28%	595,884	4.57%
Long-term borrowings	262,809	5.00%	252,064	5.07%	186,597	5.76%
Total Interest-Bearing Liabilities	7,846,924	2.67%	7,784,191	2.81%	7,724,096	2.77%
Noninterest-bearing deposits	2,252,794		2,293,343		2,302,338
Other liabilities	151,957		144,153		169,683
Shareholders' equity	1,429,013		1,404,029		1,325,326
Total Noninterest-Bearing Funding Sources	3,833,764		3,841,525		3,797,347
Total Liabilities and Shareholders' Equity	$11,680,688		$11,625,716		$11,521,443

Net Interest Margin (FTE) (annualized)(1)		3.62%		3.54%		3.52%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	March 31,	December 31,	March 31,
	2025	2024	2024
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,276,420	$1,250,669	$1,313,898
Commercial real estate	3,158,440	3,124,704	3,090,950
Equipment finance loans and leases	485,782	427,320	279,938
Real estate construction	478,833	475,367	520,320
Total Commercial	5,399,475	5,278,060	5,205,106

Consumer Loan Portfolio:
Closed-end mortgages	1,826,760	1,849,223	1,913,479
Home equity lines of credit	488,411	492,480	488,793
Real estate construction	9,869	8,017	39,047
Total Real Estate - Consumer	2,325,040	2,349,720	2,441,319

Auto & RV loans	1,296,567	1,280,645	1,277,212
Direct installment	24,962	25,935	26,731
Personal lines of credit	45,079	47,313	46,733
Student loans	2,017	2,081	2,769
Total Other Consumer	1,368,625	1,355,974	1,353,445
Total Consumer Portfolio	3,693,665	3,705,694	3,794,764
Total Portfolio Loans and Leases	9,093,140	8,983,754	8,999,870
Loans held for sale	41,587	51,991	31,895
Total Loans and Leases	$9,134,727	$9,035,745	$9,031,765

	March 31,	December 31,	March 31,
	2025	2024	2024
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis	$50,536	$45,827	$27,649
Loans on nonaccrual basis - Centric acquisition	8,869	15,629	14,797
Total Nonperforming Loans and Leases	$59,405	$61,456	$42,446
Other real estate owned ("OREO")	1,270	895	368
Repossessions ("Repos")	621	792	1,442
Total Nonperforming Assets	$61,296	$63,143	$44,256
Loans past due in excess of 90 days and still accruing	1,156	2,064	1,699
Classified loans and leases	88,929	96,296	89,284
Criticized loans and leases	190,510	224,175	211,857

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.67%	0.70%	0.49%
Allowance for credit losses	$119,931	$118,906	$119,098

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$329	$4,102	$2,242
Real estate construction	—	1,057	(6)
Commercial real estate	1,308	6,620	169
Residential real estate	(29)	(27)	21
Loans to individuals	1,490	1,939	1,876
Net Charge-offs	$3,098	$13,691	$4,302

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.14%	0.61%	0.19%
Provision for credit losses as a percentage of net charge-offs	185.15%	47.40%	98.51%
Provision for credit losses	$5,736	$6,490	$4,238

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Interest income	$147,128	$149,996	$145,462
Adjustment to fully taxable equivalent basis (1)	335	354	323
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	147,463	150,350	145,785
Interest expense	51,606	54,915	53,158
Net interest income, (FTE) (1)	$95,857	$95,435	$92,627

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Net Income	$32,696	$35,849	$37,549
Intangible amortization	1,131	1,368	1,264
Tax benefit of amortization of intangibles	(238)	(287)	(265)
Net Income, adjusted for tax affected amortization of intangibles	$33,589	$36,930	$38,548

Average Tangible Equity:
Total shareholders' equity	$1,429,013	$1,404,029	$1,325,326
Less: intangible assets	382,919	383,620	386,040
Tangible Equity	1,046,094	1,020,409	939,286
Less: preferred stock	—	—	—
Tangible Common Equity	$1,046,094	$1,020,409	$939,286

(8)Return on Average Tangible Common Equity	13.02%	14.40%	16.51%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024

Core Net Income:
Total Net Income	$32,696	$35,849	$37,549
Net securites gains	(4)	(1)	—
Tax benefit of net securities gains	1	—	—
Merger and acquisition related expenses	109	277	114
Tax benefit of merger and acquisition related expenses	(23)	(58)	(24)
(5) Core net income	$32,779	$36,067	$37,639
Average Shares Outstanding Assuming Dilution	101,859,825	101,963,018	102,198,899
(6) Core Earnings per common share (diluted)	$0.32	$0.35	$0.37

Intangible amortization	1,131	1,368	1,264
Tax benefit of amortization of intangibles	(238)	(287)	(265)
Core Net Income, adjusted for tax affected amortization of intangibles	$33,672	$37,148	$38,638

(9) Core Return on Average Tangible Common Equity	13.05%	14.48%	16.54%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Core Return on Average Assets:
Total Net Income	$32,696	$35,849	$37,549
Total Average Assets	11,680,688	11,625,716	11,521,443
Return on Average Assets	1.14%	1.23%	1.31%

Core Net Income (5)	$32,779	$36,067	$37,639
Total Average Assets	11,680,688	11,625,716	11,521,443
(7) Core Return on Average Assets	1.14%	1.23%	1.31%

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Core Efficiency Ratio:
Total Noninterest Expense	$71,250	$69,304	$65,573
Adjustments to Noninterest Expense:
Intangible amortization	1,131	1,368	1,264
Merger and acquisition related	109	277	114
Noninterest Expense - Core	$70,010	$67,659	$64,195

Net interest income, (FTE)	$95,857	$95,435	$92,627
Total noninterest income	22,502	25,335	23,988
Net securites gains	(4)	(1)	—
Total Revenue	118,355	120,769	116,615

Adjustments to Revenue:
Derivative mark-to-market	(153)	95	12
Total Revenue - Core	$118,508	$120,674	$116,603

(10)Core Efficiency Ratio	59.08%	56.07%	55.05%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	March 31,	December 31,	March 31,
	2025	2024	2024
Tangible Equity:
Total shareholders' equity	$1,447,051	$1,405,165	$1,332,720
Less: intangible assets	382,514	383,352	385,745
Tangible Equity	1,064,537	1,021,813	946,975
Less: preferred stock	—	—	—
Tangible Common Equity	$1,064,537	$1,021,813	$946,975

Tangible Assets:
Total assets	$11,786,398	$11,584,936	$11,694,408
Less: intangible assets	382,514	383,352	385,745
Tangible Assets	$11,403,884	$11,201,584	$11,308,663

(12)Tangible Common Equity as a percentage of Tangible Assets	9.33%	9.12%	8.37%

Shares Outstanding at End of Period	101,927,219	101,758,450	102,303,974
(11)Tangible Book Value Per Common Share	$10.44	$10.04	$9.26

	For the Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Pre-tax pre-provision net revenue:
Net interest income	$95,522	$95,081	$92,304
Noninterest income	22,502	25,335	23,988
Noninterest expense	71,250	69,304	65,573
Pre-tax pre-provision net revenue	$46,774	$51,112	$50,719

Net securites gains	$(4)	$(1)	$—
Merger and acquisition related expenses	109	277	114
Core pre-tax pre-provision net revenue	$46,879	$51,388	$50,833

Net charge-offs	$3,098	$13,691	$4,302